Exhibit 10.3

                                    CONTRACT


This contract shall be entered into between Cusco located in 1467-80 Seocho-Dong Seocho-Gu, Seoul, Korea (hereinafter referred to as "Cusco") and Leozone located in 102 1st Floor, 237-19 Yongdu-Dong Dongdaemun-Gu, Seoul, Korea (hereinafter referred to as "Leozone") and be concerned with prescribing the work scope, rights and duties when the service of "Leozone" for the development and design of the traffic and transportation means (mobile vehicles, monorails, etc.) to be available internally and externally in the theme park complex for the users of MGM Studio City (the theme park project) propelled by "Cusco"


Article  1  (Project  of  "Cusco")
The project for MGM Studio City, the theme park propelled by "Cusco", shall be as follows.

A.  Main  Facilities
1)     MGM  Studio  Park  (the  Hollywood  type  theme  park)
2) MGM Hollywood Way (commercial facilities such as food and beverage, entertainment, retail, etc.)
3)     Accommodation  facilities such as MGM Hollywood Hotel, condominiums, etc.
4)     Water  park
5)     The  other  facilities  related  to  MGM  Studio  City

B.  Expected  Open  Date:  The  first  half  of  2011

C. The expected land for the theme park project: About 300 thousand pyeong in the metropolitan area (changeable according to the circumstances of "Cusco")

D.  Expected  Number  of  Users:  Minimum  7  to  10  million  persons  annually


Article  2  (Service  of  "Leozone")
As for the traffic and transportation means (mobile vehicles, monorails, and electric vehicles) to be available internally and externally in the park for the users of the theme park propelled by "Cusco" of Article 1 stated above, "Leozone" shall render to "Cusco" the services such as research and development, economic feasibility of the moving path and the operation system, technical feasibility study, etc.


Article  3  (Work  Performance  Procedures  and  Scope  of  "Leozone")
"Leozone" shall provide the service for "Cusco" according to the following work procedures and scope to perform the work of each provision of Article 2 stated above.

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A.  Research and Market Survey
    --------------------------
"Leozone" shall do a market survey on the traffic and transportation means systems (monorails, mobile vehicles, electric vehicles, etc.) being operated in domestic and overseas main theme parks, entertainment facilities, amusement parks, and other large-scale visitor collection facilities to supply it to "Cusco". The survey details shall have to include the following.

1)     Types  and  strong  and  weak  points of a transportation (traffic) means
2)     Maximum  number  of  persons  that  can  be  transported  for  n  hour
3)     Introduction  (manufacturing)  cost  and  maintenance and repair expenses
4)     Persons  needed  to  maintain  the  relevant  system
5)     Laws  related  to  safety


B.  Selection  of the Model of Transportation (Traffic) Means and Development of
    ----------------------------------------------------------------------------
the  Operation  System
----------------------
"Leozone" shall have to develop the separate technology of each following item, design the integrated system, and provide for "Cusco" the model for investment expenses, maintenance, and repair accordingly in parallel with the market survey.

1) Forecasting the moving paths of the users inside MGM Studio City and the demand for each hour
2)     Simulating  each transportation (traffic) means and developing the system
3) Calculating the development expenses, construction expenses, operation expenses, etc.
4) Planning to design and develop the selected transportation means (monorails and mobile vehicles)
5)     Preparing  the  vendor list and carrying out buying negotiations as proxy
6)     Supervising  the  facility  construction


C.  Developing  and  Testing  the  Operation  System
    ------------------------------------------------
After "Leozone" fixes the model for the transportation means through the site survey based on the master plan and business plan of "Cusco" at the same time when the land for the project of "Cusco" is fixed, "Leozone" shall develop and internally or externally manufacture the prototype for the model or the model similar to it. However, "Cusco" shall bear the expenses for developing the prototype or model.


Article  4  (Contract  Period)

This contract shall be effective from the signed date to Dec. 31, 2010. However, if the contract period should change due to the unavoidable circumstances of "Cusco" and "Leozone", the change shall be decided with a mutual agreement, and the additional expenses occurring due to this reason shall be agreed on separately.


Article  5  (Contract  Amount  and  Payment  Standards)
The contract amount to be paid to "Leozone" by "Cusco" based on this contract shall be paid on the basis of the following standards.

A.     Research  and  Market  Survey:  200  million  KRW  (KRW  200,000,000)
B.     Forecasting  of  Moving  Paths  and  Design  and  Development  of  the
       Transportation  System:  1  billion  KRW  (KRW  1,000,000,000)
C. Expenses for Manufacturing the Transportation Means Model (Model): 300 million KRW (KRW 300,000,000)

TOTAL  CONTRACT  AMOUNT:  IT  SHALL  BE  1  BILLION  AND  500  MILLION  KRW.

Article  5  (Scope  and  Recognition  of  Subcontract)
In order to successfully perform this service, "Leozone" shall possibly make a separate contract with the third professional company for acquiring the technical advisement or requesting for technology development if necessary and develop the technology and perform this contract in cooperation with the third company. That case shall have to be handled with the approval of "Cusco", and the expenses occurring from it shall be taken care of as the expenses of "Leozone" without separately requesting them to "Cusco".


Article  6  (Keeping  the  Secrets  and  Securing  the  Confidentiality)
In any cases, "Cusco" and "Leozone" shall not disclose to the third party or competitors the secrets, information, and intellectual properties acquired regarding the performance of this contract without the approval of the other party. The same principle shall be applied to the third business partner or subcontractor separately contracted by "Leozone", and they shall not be possibly used except for the purposes of this contract. This provision shall be also effective after the expiry of the contract.


Article  7  (Good  Faith  and  Mutual  Cooperation)
"Cusco" and "Leozone" shall sincerely perform each provision of this contract with the good faith.
"Cusco" shall discuss with "Leozone" the details of carrying out a business as proxy and providing the advisory service in case of the request from the other party and actively cooperate with each other on necessary matters.

Article  8  (Termination  and  Change  of  the  Contract)
If it is recognized that the infringement on this contract by "Cusco" or "Leozone" makes it extremely difficult to realize the smooth performance of the service and there is no remarkable improvement within the period after "Cusco" or "Leozone" requests the improvement on the matter to the other party by determining the period of 10 days or more, "Cusco" or "Leozone" shall possibly terminate this contract. "Cusco" and "Leozone" shall possibly change the details of this contract with a written agreement.


Article  9  (Competent  Court)
If there are matters not specified in this contract or disagreements on the interpretation of this contract, they shall be resolved with a mutual agreement or general business practices. In case of occurrence of the disputes related to this contract, the competent court shall be Seoul Civil District Court.

In order to certify this contract, two copies of the contract shall be prepared, and "Cusco" and "Leozone" shall sign and seal them and keep one copy respectively.

Nov.  22,  2006

"Cusco":  Cusco
Address: 11th Floor Arirang Tower, 1467-80 Seocho-Dong Seocho-Gu, Seoul, Korea Representative Director: Gun Il Kim


"Leozone":  Leozone
Address: 102 1st Floor 237-191 Yongdu-Dong Dongdaemun-Gu, Seoul, Korea Representative Director: Jeong Yong Lee